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                                                                    EXHIBIT 99.3


                          PROXY/VOTING INSTRUCTION CARD

                                DBT ONLINE, INC.
                        5550 W. FLAMINGO ROAD, SUITE B-5
                             LAS VEGAS, NEVADA 89103

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON _________, 2000

         The undersigned hereby, with respect to all shares of Common Stock of DBT Online, Inc (the "Company") which the undersigned may be entitled to vote, constitutes and appoints Frank Borman and J. Henry Muetterties, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, to vote at the Special Meeting of Shareholders of the Company, to be held on _________, 2000, commencing at _____a.m. local time, at __________, _________, _________, and at any and all
adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of ChoicePoint Inc. and the Company dated ____________2000, receipt of which is hereby acknowledged.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO PROPOSAL 2.

DBT Online, Inc.
5550 W. Flamingo Road, Suite B-5
Las Vegas, Nevada 89103


            (Continued, and to be signed and dated on reverse side.)

            (Please fill in the appropriate boxes on the other side)


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                           (Continued from other side)

DBT ONLINE, INC.

A. [X] Please mark your votes as in this example.

1. To approve the Agreement and Plan of Merger dated as of February 14, 2000, by and among ChoicePoint Inc., ChoicePoint Acquisition Corporation and DBT Online, Inc.

                FOR                                AGAINST                             ABSTAIN
                ---                                -------                             -------

                [ ]                                  [ ]                                 [ ]



2. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.

Change of Address and or Comments Mark Here [ ]

Please sign exactly as name(s) appear on this proxy/voting instruction card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

DATED: ____________, 2000

Signature of Shareholder or
authorized representative


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Signature (if held jointly)